Exhibit 5.1


                               July 14, 1999


 US Airways, Inc.
 US Airways Group, Inc.
 2345 Crystal Drive
 Arlington, VA  22227

                Re:  US Airways, Inc. Pass Through Certificates

 Ladies and Gentlemen:

           We have acted as special counsel to US Airways Inc., a Delaware corporation ("US Airways"), and US Airways Group, Inc., a Delaware corporation ("US Airways Group"), in connection with the registration statement on Form S-3, as amended (the "Registration Statement") filed by US Airways and US Airways Group on June 2, 1999 under the Securities Act of 1933, as amended (the "Act"), relating to (i) pass through certificates ("Pass Through Certificates") to be issued by one or more trusts (each a "Trust") to be formed by US Airways and (ii) guarantees (the "Guarantees") of US Airways Group to be issued in connection with the Pass Through Certificates.

           The Trusts are expected to acquire certain equipment notes relating to aircraft either owned or leased by US Airways. The Pass Through Certificates and Guarantees are expected to be issued and sold by US Airways and US Airways Group from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price (together with the aggregate initial offering price of securities previously registered under US Airways' registration statement on Form S-3 (File No. 333-64425) which have not yet been sold and which, pursuant to Rule 429 under the Act, are being carried forward from US Airways' prior registration statement and being sold under the Basic Prospectus (defined below) included in the Registration Statement) not to exceed $1,500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Pass Through Certificates and the Guarantees will be issued in one or more series under a pass through trust agreement to be entered into by US Airways, US Airways Group and State Street Bank and Trust Company of Connecticut, National Association (the "Trustee"), a form of which has been filed as an exhibit to the Registration Statement (the "Pass Through Trust Agreement"), as the same may from time to time be supplemented (each a "Pass Through Trust Supplement"). The Pass Through Certificates and the Guarantees will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus with respect to the Pass Through Certificates contained in the Registration Statement (the "Basic Prospectus") or any supplements thereto (the "Prospectus Supplements").

           This opinion is delivered in accordance with the requirements of
 Item 601(b)(5) of Regulation S-K under the Act.

           We are admitted to the practice of law in the State of Illinois and express no opinion herein concerning any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America to the extent specifically referred to herein. Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of New York, we have relied upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

           In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Basic Prospectus, (iii) a form of the Pass Through Trust Agreement, (iv) a form of Pass Through Certificate and a specimen thereof, (v) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the "1939 Act"), on Form T-1 of the Trustee, (vi) the Amended and Restated Certificate of Incorporation of each of US Airways and US Airways Group, as currently in effect, (vii) the By-Laws of each of US Airways and US Airways Group, as currently in effect, and (viii) resolutions adopted by the Board of Directors of each of US Airways and US Airways Group on May 19, 1999 relating to the filing of the Registration Statement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of US Airways and US Airways Group and such agreements, certificates of public officials, certificates of officers and other representatives of US Airways and US Airways Group and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

           In our examination, we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of originals of all such documents. In making our examination of documents executed by parties other than US Airways and US Airways Group, we have assumed that such parties (including the Trustee) had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties; provided, however, that we have not assumed the validity and binding effect thereof with respect to the Trustee. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of US Airways and US Airways Group and others, including a Certificate of the Associate General Counsel of US Airways.

           In addition, we have assumed that (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective and a Prospectus Supplement supplementing the Basic Prospectus will have been prepared and filed with the Securities and Exchange Commission (the "Commission") describing the respective Pass Through Certificates, (ii) the Pass Through Trust Agreement shall have been qualified under the 1939 Act, (iii) all Pass Through Certificates issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement, the Basic Prospectus and the appropriate Prospectus Supplement and (iv) a definitive purchase, underwriting or similar agreement with respect to any Pass Through Certificates will have been duly authorized and validly executed and delivered by one or both of US Airways or US Airways Group and the other party thereto.

           Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

      1.   With respect to each series of Pass Through Certificates, when
 (i) the Pass Through Trust Agreement and the Pass Through Trust Supplement relating to such series has been duly authorized and validly executed and delivered by US Airways and the Trustee, (ii) the Board of Directors of US Airways has taken all necessary corporate action to approve the terms of such series of Pass Through Certificates and related matters, (iii) the Pass Through Certificates of such series have been duly executed, authenticated, issued and delivered in accordance with provisions of the Pass Through Trust Agreement and the related Pass Through Trust Supplement and (iv) the applicable definitive purchase, underwriting or similar agreement is approved by the Board of Directors of US Airways, is duly executed and delivered by the parties thereto and payment of the consideration provided for therein is made, such Pass Through Certificates will be valid and legally binding obligations of the Trustee as trustee of the Trust.

      2. With respect to the Guarantees, when (i) the Pass Through Trust Agreement and the Pass Through Trust Supplement relating to such series has been duly authorized and validly executed and delivered by US Airways, US Airways Group and the Trustee, (ii) the Board of Directors of US Airways Group has taken all necessary corporate action to approve the terms of such Guarantees and related matters, (iii) such Guarantees have been duly executed, issued and delivered in accordance with the provisions of the Pass Through Trust Agreement and the related Pass Through Trust Supplement and the applicable definitive purchase, underwriting or similar agreement is approved by the Board of Directors of US Airways Group, is duly executed and delivered by the parties thereto and payment of the consideration provided for therein is made and (iv) the events described in clauses (i) through (iv) of paragraph 1 have occurred in respect of the Pass Through Certificates to which such Guarantees relate, the Guarantees will be valid and legally binding obligations of US Airways Group.

           Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

           We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
 Section 7 of the Act or the rules and regulations of the Commission.

                               Very truly yours,


                               /s/ Skadden, Arps, Slate, Meagher
                                        & Flom (Illinois)